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                                                                       EXHIBIT 5


                               December 20, 1996




Medical Alliance, Inc.
2445 Gateway Drive, Suite 150
Irving, Texas  75063

         Re:     Registration Statement on Form S-8 of Medical Alliance, Inc.

Gentlemen:

         We are acting as counsel for Medical Alliance, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,195,133 shares of the Company's Common Stock, par value $0.02 per share (the "Shares"), in respect of the Company's Amended and Restated 1994 Long-Term Incentive Plan (the "Plan"). A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Restated and Amended Certificate of Incorporation, the Restated and Amended Bylaws of the Company and a copy of the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, and the federal laws of the United States of America, it is our opinion that the Shares, when sold by the Company in respect of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose
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Medical Alliance, Inc.
December 20, 1996
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consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                        Very truly yours,


                                        /s/ Jackson & Walker, L.L.P.
                                        ------------------------------------
                                            JACKSON & WALKER, L.L.P.